UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2005

Decorize, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31260	43-1931810
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

1938 East Phelps, Springfield, Missouri 65802
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:	(417) 879-3326

Not Applicable

Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Management and the Audit Committee of the Board of Directors of Decorize, Inc., a Delaware corporation (the “Company”), concluded on September 26, 2005, that the Company's previously reported financial results for the fiscal year ended June 30, 2004, will be restated to correct its accounting for its outstanding shares of Series A Convertible Preferred Stock (the “Preferred Stock”) which were originally issued in February 2004.   Accordingly, the previously filed financial statements and the related independent auditors' reports, set forth in the Company’s Annual Reports on Form 10-KSB for the fiscal year ended June 30, 2004, should no longer be relied upon. Management and the Audit Committee discussed these matters with independent registered public accountants, BKD, LLP (“BKD”).

The Audit Committee held a special meeting on September 23, 2005, which was also attended by the Chief Financial Officer and Chief Executive Officer of the Company, in order to discuss issues raised that day by BKD with respect to the Company’s historical balance sheet treatment of its outstanding shares of Preferred Stock. During this meeting, representatives of BKD indicated to the Audit Committee and management that, based upon recent comments made by the Commission on the financial statements of other registrants and preliminary research by BKD, the Preferred Stock should no longer be accounted for as a component of permanent stockholders’ equity, but should be reported, outside of liabilities and stockholders’ equity. The Audit Committee discussed the matter and adjourned its meeting in order to allow BKD and management to further research the issue and contact the Commission to confirm the appropriate treatment of the Preferred Stock. The Audit Committee continued its special meeting on September 26, 2005, and in consultation with BKD and management, determined that it was appropriate to revise the historical and future accounting treatment of its outstanding Preferred Stock, and to report the $500,000 initial redemption value of such shares, increased by accrued dividends, outside of liabilities and stockholder’s equity. As a result of the change in accounting treatment that would be reflected in the financials for the year ended June 30, 2005, and future periods, the Audit Committee determined that the Company must restate its financial statements for the fiscal year ended June 30, 2004.

The Company believes that the earnings impact of the changes to the treatment of the Preferred Stock is not material to the Company’s results of operations for any of the two fiscal years in the period ended June 30, 2005. The primary impact of these changes on the Company’s June 30, 2004 and June 30, 2005 balance sheets in comparison to the Company’s prior accounting treatment is a decrease in shareholders’ equity of $515,123 and $555,123, respectively. The Company has filed its restated financial statements for the fiscal year ended June 30, 2004, with its fiscal year 2005 Form 10-KSB filing. The fiscal year 2005 financials reflect the Company’s new method for accounting for the Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORIZE, INC.

Date: September 29, 2005	By:	/s/ Brent Olson

Name: Brent Olson Title: Vice President of Finance